EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-270628 and No. 333-226835 on Form S-3 and 333-237684 and 333-269350 on Form S-8 of Co-Diagnostics, Inc. of our report dated March 16, 2023, relating to our audit of the consolidated financial statements for the year ended December 31, 2022 which appear in this Annual Report on Form 10-K of Co-Diagnostics, Inc.

/s/ Haynie & Company

Salt Lake City, Utah

March 14, 2024